UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2011

NEWPORT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-01649	94-0849175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement; Security Agreement

On October 4, 2011, Newport Corporation (the “Company”), entered into a new credit agreement (the “Credit Agreement”), among the Company and certain lenders. The Credit Agreement consists of a revolving credit facility of $65,000,000 and a term loan of $185,000,000, each with a term of five years.

The Credit Agreement and related loan documents replace the Company’s prior Loan Agreement dated as of December 1, 2007 and related loan documents, in each case as amended from time to time (collectively, the “Prior Credit Facility”). The Prior Credit Facility, and all commitments thereunder, were terminated effective October 4, 2011. There were no outstanding borrowings under the Prior Credit Facility. Approximately $2,333,584.43 in existing standby letters of credit under the Prior Credit Facility were deemed issued under the new Credit Agreement.

Concurrent with closing the new Credit Agreement, the Company deposited the sum of $100,000,000 into a blocked account (the “Blocked Account”) to be used for repayment of the Company’s $126,775,000 principal amount of outstanding subordinated convertible notes due February 15, 2012. The Company is required to deposit the remaining funds required to repay such convertible notes (the “Funding Shortfall”) into the Blocked Account by December 31, 2011. The Company’s borrowing availability under the new revolving credit facility is reduced by the amount of the Funding Shortfall until such time as the Company deposits cash equal to such amount in the Blocked Account. Accordingly, after considering the outstanding standby letters of credit, the total availability under the new revolving credit facility immediately after the consummation of the new Credit Agreement was approximately $35,891,415.57.

The revolving credit facility will be used by the Company, among other things, to finance working capital, capital expenditures, acquisitions permitted under the Credit Agreement, and other lawful corporate purposes. To maintain availability of funds under the revolving credit facility, the Company will pay a commitment fee of 0.50% on the unused portion of the revolving credit facility. The Company’s ability to borrow additional monies in the future under the revolving credit facility is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.

The initial interest rates per annum applicable to amounts outstanding under the term loan and the revolving credit facility are, at the Company’s option, either (a) the base rate as defined in the Credit Agreement (the “Base Rate”) plus 1.75%, or (b) the Eurodollar Rate as defined in the Credit Agreement (the “Eurodollar Rate”) plus 2.75%. From and after the date that is 90 days after the Company’s 2011 fiscal year end, the margins over the Base Rate and Eurodollar Rate applicable to the term loan and loans outstanding under the revolving credit facility may be adjusted periodically based on the consolidated leverage ratio of the Company, as calculated pursuant to the Credit Agreement; provided, that the maximum applicable margins are 2.00% for Base Rate loans and 3.00% for Eurodollar Rate loans, and the minimum applicable margins are 1.25% for Base Rate loans and 2.25% for Eurodollar Rate loans. Interest payments under the Credit Agreement are due on the interest payment dates specified in the Credit Agreement.

The term loan requires amortization in the form of quarterly scheduled principal payments as specified in the Credit Agreement.

Any future material domestic subsidiaries of the Company are required to guarantee the obligations of the Company under the Credit Agreement, except as otherwise provided by the Credit Agreement. The Company’s obligations under the Credit Agreement are secured by a lien on substantially all of its assets pursuant to a security and pledge agreement (the “Security Agreement”). The collateral under the Security Agreement is subject to release upon fulfillment of certain conditions specified in the Credit Agreement and Security Agreement.

The Credit Agreement and related loan documents contain covenants that limit the ability of the Company and its subsidiaries, among other things, to:

•	incur or guarantee indebtedness;

•	pay dividends or repurchase stock;

•	enter into transactions with affiliates;

•	consummate asset sales, acquisitions or mergers;

•	prepay certain other indebtedness; or

•	make investments.

The Credit Agreement also requires compliance with certain financial covenants, including a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio, in each case calculated as set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	failure to pay, or default permitting acceleration of, certain other indebtedness;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.

The foregoing descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Prior Credit Facility is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 4, 2011, the Company completed the acquisition of 100% of the outstanding capital stock of Ophir Optronics Ltd., an Israeli company (“Ophir”), pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of July 7, 2011, by and among the Company, Helios Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of the Company (“Merger Sub”), and Ophir. The acquisition was effected through the merger (the “Merger”) of Merger Sub with and into Ophir, with Ophir surviving the Merger as a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the Company paid an aggregate of approximately $242.3 million in cash to acquire all outstanding ordinary shares, stock options, stock appreciation rights and warrants of Ophir. The Company funded the consideration paid pursuant to the Merger with a combination of approximately $162.8 million of cash on-hand and approximately $79.5 million of the net proceeds received by the Company from the new term loan facility described in Item 1.01 above.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which previously was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 11, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit	Description

10.1	Credit Agreement, dated as of October 4, 2011, among Newport Corporation, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and General Electric Capital Corporation, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents.

10.2	Security and Pledge Agreement, dated as of October 4, 2011, among Newport Corporation, the guarantors from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

Date: October 7, 2011	By:	/S/ JEFFREY B. COYNE
	Name:	Jeffrey B. Coyne
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement, dated as of October 4, 2011, among Newport Corporation, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and General Electric Capital Corporation, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents.

10.2	Security and Pledge Agreement, dated as of October 4, 2011, among Newport Corporation, the guarantors from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

7